UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2015

WOLVERINE EXPLORATION INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-152343
(Commission File Number)

98-0569013
(IRS Employer Identification No.)

4055 McLean Road, Quesnel, British Columbia, Canada V2J 6V5
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (250) 992-6972

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On May 31, 2015, we issued 30,600,000 shares of our common stock pursuant to debt settlement agreements with twenty-two (22) individuals. The deemed price of the shares issued was USD $0.01 per share. We have issued all of the shares to twenty-two (22) non-US persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On May 31, 2015, we issued 3,000,000 shares of our common stock pursuant to debt settlement agreements with two individuals. The deemed price of the shares issued was USD $0.01 per share. We have issued all of the securities to two U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) relying upon Rule 506 of Regulation D of the Securities Act of 1933.

On May 31, 2015, we issued 35,500,995 shares of our common stock in a private placement at a purchase price of CDN $0.0075 raising gross proceeds of CDN $266,250. We have issued all of the shares to twenty-four (24) non-US persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On May 31, 2015, we issued 1,000,000 shares of our common stock in a private placement at a purchase price of CDN $0.01 raising gross proceeds of CDN $10,000. We have issued all of the shares to one non-US person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On May 31, 2015, we issued 500,000 shares of our common stock in a private placement at a purchase price of USD $0.01 raising gross proceeds of USD $5,000. We have issued all of the shares to one non-US person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

10.1	Form of subscription agreement – Non-US Subscribers

10.2	Form of debt settlement agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLVERINE EXPLORATION INC.

/s/ Richard Haderer
Richard Haderer
CEO

Date: June 1, 2015